UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

COOPER-STANDARD HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	20-1945088
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

39550 Orchard Hill Place Drive Novi, Michigan	48375
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, Par Value $0.001 Per Share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: File No. 333-189981

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Cooper-Standard Holdings Inc., a Delaware corporation (the “Registrant”) is registering shares of its common stock, par value $0.001 per share (the “Common Stock”), pursuant to a Registration Statement on Form S-3 (File No. 333-189981) initially filed with the Securities and Exchange Commission on July 16, 2013 (as amended on August 12, 2013 and as may be amended after the date hereof, the “Registration Statement”) for the public offering of the Registrant’s Common Stock. The description of the Common Stock set forth in the section entitled “Description of Capital Stock” in the prospectus forming part of the Registration Statement, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended, is hereby deemed to be incorporated herein by reference into this Registration Statement on Form 8-A in accordance with the Instruction to Item 1 of this Form.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

COOPER-STANDARD HOLDINGS INC.

Dated: October 10, 2013	By:	/s/ Timothy W. Hefferon
Name: Timothy W. Hefferon Title: Vice President, General Counsel and Secretary